POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that Steven W. Duff whose signature appears below, constitutes and appointes Dana E. Messina and Bernadette N. Finn, and each of them, with full power of substitituion, as his true and lawful attorney and agent to execute in his name and on his behalf, in any and all capacities, the Registration Statement on Form N-1A, and any and all amendments thereto (including pre-effective amendments) filed by Pennsylvania Daily Municipal Income Fund (the "Fund") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, and any and all other insturments which such attorney and agent deems necessary or advisable to enable the Fund to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, the rules, regulations and requirements of the Securities and Exchange Commission, and the securities or Blue Sky laws of any state or other jurisdiction; and the undersigned hereby ratifies and confirms as his own act and deed any and all that such attorney and agent shall do or cause to be done by virtue hereof.

                                                   s/s Steven W. Duff
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                                                   Steven W. Duff
                                                   Director